EXHIBIT 99.2

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Daniel Maudlin
Vice President of Finance and Chief Financial Officer
Haynes International, Inc.
765-456-6102

HAYNES INTERNATIONAL, INC. CLARIFIES RECORD DATE FOR CASH DIVIDEND

KOKOMO, IN, August 3, 2018 — On August 2, 2018 Haynes International, Inc. (NASDAQ GM: HAYN) (the “Company”), a leading developer, manufacturer and marketer of technologically advanced high-performance alloys, circulated a press release (the “Press Release”) reporting financial results for the third quarter of fiscal 2018 ended June  30, 2018.  The Press Release contained an inadvertent typographical error reporting August 30, 2018 as the record date for the Company’s regular quarterly cash dividend payable September 14, 2018. The Company wishes to clarify that the dividend is payable September 14, 2018 to stockholders of record at the close of business on August 31, 2018.

About Haynes International

Haynes International, Inc. is a leading developer, manufacturer and marketer of technologically advanced, high performance alloys, primarily for use in the aerospace, industrial gas turbine and chemical processing industries.